Exhibit 99.2

Independent Auditor’s Report

Board of Directors

The Oxford Centre, Inc.

Oxford, Mississippi

We have audited the accompanying consolidated balance sheets of The Oxford Centre, Inc. (the “Company”) as of December 31, 2013 and 2014, and the related consolidated statements of income, equity, and cash flows for the years ended December 31, 2013 and 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Oxford Centre, Inc. at December 31, 2013 and 2014, and the consolidated results of its operations and its cash flows for the years ended December 31, 2013 and 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

July 12, 2015

The Oxford Centre, Inc.

Consolidated Balance Sheets

	December 31, 2013	December 31, 2014
Assets
Current assets
Cash and cash equivalents (Variable Interest Entities: 2013: $572; 2014: $72)	$192,993	$52,776
Investment securities, at market value	—	1,373,044
Accounts receivable, net of allowances (Variable Interest Entities: 2013: $29,705; 2014: $65,331)	2,003,689	2,541,160
Prepaid expenses and other (Variable Interest Entities: 2013: $1,000; 2014: $1,000)	14,635	23,733

Total current assets	2,211,317	3,990,713

Property and equipment, net (Variable Interest Entities: 2013: $1,653,523; 2014: $3,335,351)	2,459,399	4,548,460

Total assets	$4,670,716	$8,539,173

Liabilities and Equity
Current liabilities
Accounts payable (Variable Interest Entities: 2013: $204; 2014: $30,657)	$19,182	$177,770
Accrued liabilities	162,622	147,227
Current portion of long-term debt (Variable Interest Entities: 2013: $112,417; 2014: $121,847)	511,730	142,124

Total current liabilities	693,534	467,121

Long term liabilities
Long-term debt, net of current portion (Variable Interest Entities: 2013: $1,301,835; 2014: $1,377,518)	1,369,550	1,408,306

Total liabilities	2,063,084	1,875,427

Commitments and contingencies (Note 9)
Equity
Stockholders’ equity of The Oxford Centre, Inc.	2,449,160	4,792,012
Noncontrolling interests	158,472	1,871,734

Total equity including noncontrolling interests (Note 8)	2,607,632	6,663,746

Total liabilities and equity	$4,670,716	$8,539,173

See accompanying notes to consolidated financial statements.

The Oxford Centre, Inc.

Consolidated Statements of Income

Years ended December 31,	2013	2014
Revenues	$6,556,459	$12,163,439
Operating expenses
Salaries, wages, and benefits	1,803,350	2,933,745
Client related services	1,040,472	1,203,763
Other operating expenses	917,700	1,029,513
Rentals and leases	101,962	110,907
Provision for doubtful accounts	835,872	1,262,431
Depreciation and amortization	102,296	209,920

Total operating expenses	4,801,652	6,750,279

Income from operations	1,754,807	5,413,160
Other income (expense), net
Interest expense, net	(59,097)	(75,652)
Other income, net	141	1,324

Total other expense	(58,956)	(74,328)

Net income	1,695,851	5,338,832
Less: net income attributable to noncontrolling interests	82,497	218,008

Net income attributable to The Oxford Centre, Inc.	$1,613,354	$5,120,824

See accompanying notes to consolidated financial statements.

The Oxford Centre, Inc.

Consolidated Statements of Equity

	Stockholders’ of The Oxford Centre, Inc.	Noncontrolling Interests	Total Equity
Equity at December 31, 2012	$1,370,878	$75,975	$1,446,853
Distributions	(535,072)	—	(535,072)
Net Income	1,613,354	82,497	1,695,851

Equity at December 31, 2013	$2,449,160	$158,472	$2,607,632
Contributions	—	1,495,254	1,495,254
Distributions	(2,777,972)	—	(2,777,972)
Net income	5,120,824	218,008	5,338,832

Equity at December 31, 2014	$4,792,012	$1,871,734	$6,663,746

See accompanying notes to consolidated financial statements.

The Oxford Centre, Inc.

Consolidated Statements of Cash Flows

Years ended December 31,	2013	2014
Cash flows from operating activities:
Net income	$1,695,851	$5,338,832
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	835,872	1,262,431
Depreciation and amortization	102,296	209,920
Unrealized loss on investments	—	26,653
Loss on disposal of equipment	—	17,413
Changes in assets and liabilities:
Accounts receivable	(1,739,522)	(1,799,902)
Prepaid expenses and other assets	(10,445)	(9,098)
Accounts payable	(85,319)	158,588
Accrued liabilities	46,228	(15,395)

Net cash provided by operating activities	844,961	5,189,442

Cash flows from investing activities:
Purchase of marketable securities	—	(1,399,697)
Purchase of property and equipment	(1,651,493)	(2,316,393)

Net cash used in investing activities	(1,651,493)	(3,716,090)

Cash flows from financing activities:
Proceeds from debt	1,813,570	265,306
Repayment of debt	(774,305)	(596,157)
Contributions	—	1,495,254
Distributions	(535,072)	(2,777,972)

Net cash provided by (used in) financing activities	504,193	(1,613,569)

Net decrease in cash and cash equivalents	(302,339)	(140,217)
Cash and cash equivalents, beginning of year	495,332	192,993

Cash and cash equivalents, end of period	$192,993	$52,776

Supplemental disclosures of cash flow information:
Noncash transactions:
Property and equipment acquired via capital leases	$47,983	$59,695

Cash and cash equivalents paid for:
Interest	$59,097	$75,652

See accompanying notes to consolidated financial statements.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

1.	Description of Business

The Oxford Centre, Inc. (“The Oxford Centre” or the “Company”) is a comprehensive treatment center for drug and alcohol addiction located in Etta, Mississippi. Situated 60 miles southeast of Memphis, the center’s 110 acre campus offers a pastoral setting with high quality facilities for treatment and recovery.

The Company provides medical detoxification and stabilization services as well as residential treatment services and a continuum of support after treatment. The Company also offers equine and music therapy as part of its residential program. Situated around a seven-acre lake, the residential campus includes residential cabins, a main lodge, a lakeside pavilion, a fitness center and a medical-services facility.

The Oxford Centre also maintains outpatient service offices in Oxford, Tupelo and Olive Branch to serve patients who continue to work or attend school while receiving counseling, education and in some cases, medical services for substance use and abuse. Services provided at the outpatient centers also include drug and alcohol assessments, drug testing and intervention services.

The Oxford Centre was incorporated on June 16, 2011 and opened in January 2012. The Company has a residential capacity of 76 patients. It is accredited by CARF International and licensed through the Mississippi Department of Mental Health, Bureau of Alcohol and Drug Services.

The Company holds variable interests in two entities for which the Company is the primary beneficiary. Those two entities are Oxford Centre Physician Group, PA and River Road Management, LLC.

Oxford Centre Physician Group, PA (“Physician Group”) is a physician practice entity with common ownership to The Oxford Centre, Inc. The Physician Group provides clinician services to The Oxford Centre. The Oxford Centre manages the Physician Group in return for a management fee paid by the Physician Group to The Oxford Centre. The management fee was $97,641 and $272,477 for the years ended December 31, 2013 and 2014, respectively, and has been eliminated in consolidation.

River Road Management, LLC (“RRM”) is a real estate entity with identical ownership to The Oxford Centre, Inc. This entity owns the property and facilities from which The Oxford Centre operates its residential program and has no other activities. The Oxford Centre leases the property and facilities from River Road Management, LLC.

2.	Basis of Presentation

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the accounts of variable interest entities (“VIEs”) for which the Company is the primary beneficiary. All intercompany transactions and balances have been eliminated in consolidation.

The Company consolidated two VIEs during the years ended December 31, 2013 and 2014. The VIEs consisted of RRM and Physician Group. The Company leases property from RMM to conduct residential treatment services. RRM requires guarantees of its debt, which indicates that it lacks

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

sufficient equity to finance its activities without additional subordinated financial support. The Company guarantees certain RRM debt and determined that it is the primary beneficiary of this VIE. The Company also consolidates Physician Group, whose assets, liabilities and results of operations are insignificant.

RRM and Physician Group are separate legal entities and are not liable for the debts of the Company. Accordingly, creditors of the Company may not satisfy their debts from the assets of these VIEs except as permitted by applicable law or regulation, or by agreement. Also, creditors of these VIEs may not satisfy their debts from the assets of the Company except as permitted by applicable law or regulation, or by agreement.

The accompanying consolidated balance sheets as of December 31, 2013 and 2014 include assets of $1,684,800 and $3,401,754, respectively, and liabilities of $1,526,331 and $1,530,022, respectively, related to the VIEs. The accompanying consolidated statements of income include net income attributable to noncontrolling interest of $82,497 and $218,008 related to the VIEs for the years ended December 31, 2013, and 2014, respectively.

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses at the date and for the periods that the consolidated financial statements are prepared. On an ongoing basis, the Company evaluates its estimates, including those related to insurance adjustments, provisions for doubtful accounts, fair value of investments, and long-lived assets. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of marketable securities. These investments are considered to be trading securities in accordance with Accounting Standards Codification (“ASC”) 320, Investments - Debt and Equity Securities. Trading securities are those securities that the Company intends to sell in the near term. Trading securities are carried at fair value with unrealized gains and losses charged to earnings.

The fair value of a financial instrument is the amount that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows: Level 1: Quoted prices in active markets for identical

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

assets or liabilities that the entity has the ability to access. Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data. Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The fair value of the Company’s marketable securities was determined based on “Level 1” inputs. The Company does not have any marketable securities in the “Level 2” or “Level 3” categories. There have been no changes in Level 1, Level 2, and Level 3 classification and no changes in valuation techniques for these assets for the year ended December 31, 2014.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported net of an allowance for doubtful accounts, which is management’s best estimate of potential credit losses. The Company’s allowance for doubtful accounts is based on historical experience, but management also takes into consideration customer concentrations, creditworthiness, and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. An account is written off only after the Company has pursued collection efforts or otherwise determined an account to be uncollectible.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense as incurred. Leasehold improvements are amortized over their estimated useful lives or the remaining lease period, whichever is less. Depreciation is provided by use of the straight-line method over the estimated useful lives of the assets.

Estimated useful lives were as follows:

Range of Lives
Land	indefinite
Building	39 years
Computer software and equipment	3 years
Furniture, fixtures, and equipment	5-10 years
Vehicles	5 years
Equipment under capital lease	3-5 years
Leasehold improvements	Life of the asset or lease, whichever is less

Long-Lived Asset Impairment

Accounting Standards Codification (“ASC”) 360 addresses financial accounting and reporting requirements for the impairment or disposal of long-lived assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

be generated by the asset. Impairment is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. The Company did not identify any indicators of impairment as of December 31, 2013 and 2014.

Revenues

The Company provides services to its patients in both inpatient and outpatient treatment settings. Patient service revenue is recognized when services are performed at estimated net realizable value from patients, third-party payors and others for services provided. The Company receives the vast majority of payments from commercial payors at out-of-network rates. Patient service revenues are recorded at established billing rates less adjustments to estimate net realizable value. Adjustments are recorded to patient service revenues at the amount expected to be collected for the service provided based on historical adjustments for out-of-network services not under contract.

Prior to admission, insurance is verified and the patient self-pay amount is determined. The patient self-pay portion is generally collected upon admission. In some instances, patients will pay out-of-pocket as services are provided or will make a deposit and negotiate the remaining payments as part of the services. The patient service revenue is deferred and recognized over the period the services will be provided. If a patient leaves prior to utilizing the total payment, the balance is accounted for as a liability and is included in accrued liabilities in the accompanying consolidated balance sheets until refunded.

Advertising Expenses

Advertising costs are expensed as the related activity occurs. Advertising expense was $23,806 and $45,250 for the years ended December 31, 2013 and 2014, respectively.

Income Taxes

The Company’s stockholders have elected to be taxed under sections of the federal income tax laws which provided that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items in income, deductions, losses and credits. Therefore, these statements do not include any provision for Federal corporate income taxes.

VIEs included in the consolidated financial statements consist of a limited liability company and a physician group which are characterized as flow through entities for federal and certain state income tax purposes. Taxes for VIEs that are considered flow through entities are not recorded in the accompanying consolidated financial statements. Taxes that are imposed on the owners of these entities are not included in the consolidated financial statements.

The Company has determined that there are no uncertain tax positions related to the Company, RRM or Physician Group.

Concentration of Credit Risk

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2013 and 2014, Blue Cross Blue Shield accounted for 47.4% and 41.7% of accounts receivable, respectively. No other payor accounted for more than 10% of accounts receivable at December 31, 2013 or 2014.

For the years ended December 31, 2013 and 2014, approximately 41.1 % and 38.7% of the Company’s revenue came from Blue Cross Blue Shield, respectively. No other payor accounted for more than 10% of the Company’s revenue for the years ended December 31, 2013 and 2014.

4.	Investment Securities

The Company’s financial assets measured at fair value (based on the hierarchy of the three levels of inputs described in Note 3) on a recurring basis include market securities. Marketable securities consist primarily of income and growth mutual and short and intermediate index funds. Management utilizes quoted prices in active markets to measure the debt and equity securities. The investments were acquired during fiscal year 2014. There were no transfers between categories in 2014.

Investments measured at fair value on a recurring basis are as follows as of December 31, 2014:

Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at December 31, 2014	Total Gains (Losses)
Mutual funds	$290,759	$—	$—	$290,759	$(9,385)
Index funds	1,082,285	—	—	1,082,285	(17,268)

	$1,373,044	$—	$—	$1,373,044	$(26,653)

The Company recognized $26,653 in unrealized losses during fiscal year 2014 which are recorded within the other income on the consolidated statement of income. There were no realized gains or losses during 2014.

5.	Accounts Receivable, net

Accounts receivable consists of the following:

Years ended December 31,	2013	2014
Accounts receivable	$5,083,694	$3,966,905
Less allowance for doubtful accounts	(3,080,005)	(1,425,745)

Accounts receivable, net	$2,003,689	$2,541,160

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

6.	Property and Equipment, net

Property and equipment consists of the following:

Years ended December 31,	2013	2014
Land	$174,000	$498,770
Construction in progress	—	87,750
Building	1,489,794	2,797,311
Computer software and equipment	138,854	181,238
Furniture, fixtures and equipment	456,197	591,270
Vehicles	120,310	260,140
Leasehold improvements	220,507	469,716

Total property and equipment	2,599,662	4,886,195
Less accumulated depreciation and amortization	(140,263)	(337,735)

Property and equipment, net	$2,459,399	$4,548,460

Depreciation expense for the years ended December 31, 2013 and 2014 was $102,296 and $209,920, respectively.

7.	Long-term Debt

Real Estate Debt

In March 2013, RRM entered into a construction loan with a financial institution. The loan was for an amount up to $1,256,000 with interest fixed at 4.25% and a maturity date of December 1, 2013. As of December 31, 2013, the outstanding balance on the construction loan was $1,250,389. In February 2014, the construction loan converted to a term loan in accordance with the original terms of the loan agreement. The principal balance of the term loan is $1,456,000, bore interest at a rate of 4.25% and matures in February 2019. The loan is secured by the real estate property of RRM and there is no recourse to the Company. Monthly principal payments amount to $8,890 with a balloon payment due at the maturity date. As of December 31, 2014, the outstanding balance was $1,367,021.

RRM has two term loans with another financial institution. The initial loan balances were $64,499 and $105,217. Both secured loans bear interest at a rate of 4.00% and are collateralized by the real estate property owned by RRM. The loans mature in June 2018 and December 2018, respectively. The combined outstanding balance of the term loans was $163,864 and $132,343 as of December 31, 2013 and 2014, respectively.

Revolving Credit Line

During fiscal year 2013, the Company had available a revolving credit line with a bank with an available credit limit amount of $750,000. Advances are limited to no more than 80% of eligible accounts receivable balances. All assets, excluding vehicles, of the Company and the Physician Group, collateralized the line of credit. The line of credit bore interest at the prime rate. The line of credit matured on April 30, 2014 with the principal balance paid during fiscal year 2014. Outstanding balances on the revolving credit line were $382,350 and $0 as of December 31, 2013 and 2014, respectively.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

Capital Lease Obligations

At various times during the years ended December 31, 2013 and 2014, the Company entered into various capital leases with third-party creditors for the purchase of maintenance equipment which have various maturity dates and various annual interest rates. The balance of the obligations as of December 31, 2013 and 2014 was $84,677 and $51,066, respectively.

Future maturities of long-term debt as of December 31, 2014, are as follows:

2015	$142,124
2016	149,181
2017	143,876
2018	128,368
2019 and thereafter	986,881

Total	$1,550,430

8.	Stockholders’ and Members’ Equity

Common Stock – The Oxford Centre, Inc.

As of December 31, 2013 and 2014, The Oxford Centre, Inc. had 10,000 common shares authorized and 2,000 common shares outstanding with a $1 par value.

Membership Units – Oxford Centre Physician Group, PA

As of December 31, 2013 and 2014, Oxford Centre Physician Group, PA had 1,000 membership units authorized and outstanding with a $1 par value.

Membership Units – River Road Management, LLC

As of December 31, 2013 and 2014, River Road Management, LLC had two members who equally share financial and governance membership interest.

9.	Commitments and Contingencies

Operating Leases

The Company has entered into various operating leases with third parties expiring through March 2016. Properties under third party operating leases mostly include space required for outpatient services and sober living housing as well as office equipment. Rent expense was $101,962 and $110,907 for the years ended December 31, 2013 and 2014, respectively.

The Company has entered into a lease agreement with RRM, a VIE which owns the property and facilities from which the Company operates its residential program. Rent expense under this lease was $246,875 and $347,500 for the fiscal years ended December 31, 2013 and 2014 respectively, which has been eliminated in consolidation.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

The future minimum lease payments under non-cancelable operating leases with remaining terms of one or more years as of December 31, 2014 consist of the following:

2015	$71,217
2016	37,223

Total	$108,440

The Company has certain leases which have escalating payment clauses. As of December 31, 2014, the difference between actual payments under these leases and rent expense on a straight line basis was not material.

Litigation

The Company is aware of various legal matters arising in the ordinary course of business. After considering the evaluation by the Company’s legal counsel of such matters, as well as taking into consideration insurance coverage and relevant deductible levels, the Company’s management is of the opinion that the outcome of these matters will not have a material effect on the Company’s consolidated financial position, results from operations and cash flows as of and for the years ended December 31, 2013 and 2014.

401(k) Plan

The Company has a qualified 401(k) savings plan (the “Plan”) which provides for eligible employees (as defined) to make voluntary contributions to the Plan. The Company makes contributions to the Plan based upon the participants’ level of participation, which is fully vested at the time of contribution. For the years ended December 31, 2013 and 2014 the Company contributions under the Plan were $31,681 and $48,078, respectively.

10.	Subsequent Events

The Company has evaluated subsequent events through July 10, 2015, which is the date that these consolidated financial statements were available to be issued.

In January 2015, the Company obtained a revolving credit line with a financial institution with an available credit limit amount of $750,000. Advances are limited to no more than 80% of eligible accounts receivable balances. All assets, excluding vehicles, of the Company and the Physician Group collateralize the line of credit. The line of credit bears interest at the prime rate. The initial draw on the line of credit was for $245,000.

On May 12, 2015, the Company, seller, entered into a definitive purchase agreement with AAC Holdings, Inc., buyer, for cash consideration of $35 million. The buyer will acquire substantially all of the assets of Oxford Centre, Inc. and River Road Management, LLC. The closing is expected to occur in the second half of 2015 and is subject to certain closing considerations.